EXHIBIT 14

                    Calim Private Equity, LLC
                          P.O. Box 2720
                      Aspen, Colorado 81612




                        August 14, 2002



Chapeau, Inc.
10 Greg Street
Sparks, Nevada 89431

     Re:  Loan from Calim Private Equity, LLC to Chapeau, Inc.

Gentlemen:

     Subject to and on the terms and conditions specified in this letter loan agreement (this "Agreement"), Calim Private Equity, LLC or its assigns ("Calim") hereby agrees to make a loan (the "Loan") to Chapeau, Inc., a Utah corporation (the "Company"), an amount up to $500,000 (the "Maximum Credit Amount"). The Loan shall be on the following terms and conditions.

     1. Loan. The Loan shall be represented by the Company's promissory note (the "Note") in the form attached as Exhibit 1 to this Agreement.

     2. Drawings. Drawings by the Company under the Note shall be made by the Company furnishing to Calim in writing a request for draw (each a "Request") substantially in the form attached as
Exhibit 2 to this Agreement. Unless Calim otherwise agrees, the Company agrees to make only one Request each calendar month.
Each Request shall (i) state in reasonable detail the purpose for which the draw is being requested; (ii) include a projected budget for the month to which the Request pertains, providing in reasonable detail the Company's expected uses of funds advanced pursuant to the Request and other applicable financial projections for such month; (iii) state that the Company is in conformity with the terms and provisions of each of the Transaction Documents (as hereinafter defined) and that no Event of Default (as hereinafter defined) or event which, with the passage of time or the provision of notice or both, would constitute an Event of Default, has occurred and is continuing; and (iv) state that the representations and warranties of the Company contained in the Transaction Documents are true and correct as of the date of the Request. Upon being provided a Request conforming with the conditions stated in this Section, Calim shall either (A) advance the amount of the draw specified in the Request conforming to the foregoing requirements within five business days following receipt of the Request or (B) inform the Company that Calim has declined to make the draw because the Request was not in conformity with the foregoing requirements, specifying the nature of the nonconformity.

Chapeau, Inc.
August 20, 2002
Page 2


     3. Security. The Loan shall be secured by a first lien security interest in and to all of the Company's assets, real and personal, tangible and intangible, and wheresoever located, on the terms and conditions specified in a security agreement (the "Security Agreement") between the Company and Calim in the form attached as Exhibit 3 to this Agreement.

     4. Placement. In further consideration for making the Loan, the Company hereby designates Calim as its exclusive agent to place or cause to be placed a convertible bond issue in a principal amount not to exceed $1,500,000 (the "Placement") on terms and conditions reasonably satisfactory to Calim and the Company which shall include, without limitation, those summarized in Exhibit 4 to this Agreement. To the extent not inconsistent with this Agreement, the terms and conditions of the Financial Advisory Agreement dated July 2002 between the Company and Calim (the "Advisory Agreement") shall govern the rights and obligations of the parties with respect to the Placement.

     5. Conversion. At any time prior to the later of (i) the stated maturity date of the Note (the "Maturity Date") or (ii) the date of payment in full of the Note, Calim may, but shall not be obligated to, elect to convert all or a portion of the Loan into convertible bonds of the Company on terms and conditions reasonably satisfactory to Calim and the Company which shall include, without limitation, those summarized in Exhibit 5 to this Agreement.

     6. Stock Options. In further consideration for the making of the Loan, on the Closing Date (as hereinafter defined), the Company will execute and deliver to Calim a stock option agreement (the "Option Agreement") in the form attached as
Exhibit 6 to this Agreement, pursuant to which Calim shall have the right to purchase up to 1,000,000 shares of the common stock of the Company at a price per share of $0.10 during the period from the Closing Date to the fifth anniversary of the Closing Date.

     7. Closing. The contemporaneous making of the Loan and consummation of the other transactions contemplated by this Agreement (the "Closing") shall occur on August 21, 2002 or such other date as may be mutually agreed by the parties (the "Closing Date"). At the Closing:

     (a)  The Company shall:

          (i) execute and deliver to Calim one or more counterparts of (A) the Note, (B) the Security Agreement and all such UCC financing statements, mortgages, assignments and other documents and instruments that may be reasonably required and requested by Calim in order to perfect its security interests granted thereunder (such documents, collectively with the Security Agreement, being the "Security Documents"), (C) the Option Agreement, (D) a subordination agreement in form and substance reasonably satisfactory to Calim pursuant


Chapeau, Inc.
August 20, 2002
Page 3


     to which certain prior creditors of the Company expressly agree to subordinate their liens and security interests to the liens of the Security Documents, and (E) such other documents, certificates, instruments and other agreements as Calim may reasonably request in connection with the Loan and the transactions contemplated hereby;

          (ii) furnish Calim with evidence satisfactory to it that the execution, delivery and performance of this Agreement by the Company has received all necessary corporate approvals;

          (iii) provide Calim with written evidence from Deutz Corporation ("Deutz") of the commitment of Deutz to an exclusive contract with the Company subject to no material conditions precedent or restrictions other than the payment by the Company to Deutz for up to ten engines; and

          (iv) do all such things, take all such actions, execute all such documents and instruments and otherwise as Calim may reasonably request in connection with the Loan, the perfection of the security interests granted it under the Security Documents and all transactions contemplated hereby.

     (b) Calim shall, upon satisfaction of all conditions precedent specified in (a) above, advance the proceeds of the Loan up to the Maximum Credit Amount to or at the direction of the Company in accordance with the provisions of Section 2 above.

     8. Representations and Warranties. Except as set forth in the Schedule of Exceptions attached as Exhibit 8 to this Agreement, the Company represents and warrants to Calim as follows:

    (a) The Company (i) is duly organized, validly existing and in good standing as a corporation under the laws of the State of Utah; (ii) has the power, authority and legal right to own or lease and operate its property and to conduct the business in which it is currently engaged; and (iii) is in compliance with all requirements of applicable law except to the extent that the failure to comply therewith could not, in the aggregate, have a material adverse effect on the business, operations, property or financial or other condition of the Company and could not materially adversely affect the ability of the Company to perform its obligations under this Agreement, the Note, the Security Agreement and the other Security Documents and the Option Agreement (collectively, the "Transaction Documents").

    (b) The authorized capital of the Company consists of (i) 325,000,000 shares of common stock, par value $0.001 each (the "Common Stock"), of which there are currently 12,429,950 issued and outstanding, and (ii) 5,000,000 of preferred stock, par value $0.001 each (the "Preferred Stock"),



Chapeau, Inc.
August 20, 2002
Page 4


of which none are currently outstanding. All issued shares of Common Stock are validly issued, fully paid and non-assessable.
There are no options, warrants or other rights to acquire any shares of Common Stock or Preferred Stock outstanding.

    (c) The Company has the power, authority and legal right to make, deliver and perform each of the Transaction Documents and to borrow hereunder and has taken all necessary action to authorize the Loan and other transactions contemplated hereby on the terms and conditions of this Agreement and to authorize the execution, delivery and performance of this Agreement and each of the other Transaction Documents. No consent of any other person (including security holders and creditors of the Company), and no authorization of, notice to, or other act by or in respect of any governmental authority, is required in connection with the Loan or with the execution, delivery, performance, validity or enforceability of this Agreement or any other Transaction Document. This Agreement and each other Transaction Document have been duly executed and delivered on behalf of the Company and each constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally.

    (d) The execution, delivery and performance of this Agreement and the other Transaction Documents, and the use of the proceeds of the Loan, will not violate any requirement of applicable law or any contractual obligation of the Company, and will not result in, or require, the creation or imposition of any lien, charge or encumbrance (other than those created pursuant to the Security Documents) on any of the Company's properties or revenues.

    (e) No litigation, investigation or proceeding of or before any arbitrator or governmental authority is pending or, to the knowledge of the Company, threatened against the Company or any of its properties or revenues (i) with respect to this Agreement or any other Transaction Document or any of the transactions contemplated hereby or thereby, or (ii) which, if adversely determined, would have a material adverse effect on the business, operations, property or financial or other condition of the Company.

    (f) The Company is not in default under or with respect to any contractual obligation in any respect which could be materially adverse to the business, operations, property or financial or other condition of the Company, or which could materially adversely affect the ability of the Company to perform its obligations under this Agreement or any other Transaction Document.

    (g) The Company has good title to all property described in the Security Documents, and none of such property is, or upon the consummation of this Agreement will be, as the case may be, subject to any lien, charge or encumbrance except pursuant to the Security Documents.



Chapeau, Inc.
August 20, 2002
Page 5



    (h) No contractual obligation of the Company and no requirement of law materially adversely affects, or insofar as the Company may reasonably foresee may so affect, the business, operations, property or financial or other condition of the Company.

    (i) The Company has filed or caused to be filed all tax returns which to the knowledge of the Company are required to be filed, and they have paid all taxes shown to be due and payable on said returns or on any assessments made against them or assessed against any properties owned by the Company and all other taxes, fees or other charges imposed on it by any governmental authority (other than those the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with generally accepted accounting principles have been provided on the books of the Company, as the case may be); and no tax liens have been filed and, to the knowledge of the Company, no claims are being asserted with respect to any such taxes, fees or other charges.

    (j) The Company has made all filings as and when required of it under the United States Securities Exchange Act of 1934, as amended (the "1934 Act"). All such filings, including without limitation the Company's Quarterly Report on Form 10-QSB, filed with the United States Securities Exchange Commission (the "Commission") on May 10, 2002 (the "Recent Report"), are complete and accurate in all material respects when filed and do not and did not contain any untrue statement of a material fact or omit any fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Since the date of the Recent Report, there have been no developments or events with respect to the Company which could be materially adverse to the business, operations, property or financial or other condition of the Company, or which could materially adversely affect the ability of the Company to perform its obligations under this Agreement or any other Transaction Document.

    9. Negative Covenants. The Company covenants and agrees to and with Calim that, until the Note is paid in full and all other obligations of the Company to Calim under this Agreement, the Note and the Security Documents have been fully performed in accordance with their terms that the Company will not, without the prior written consent of Calim given in its reasonable discretion (i) issue or commit or agree to issue any securities of any kind, including without limitation notes, debentures or Common Stock, other than as may be provided under Sections 5 and 6 above and in connection with the Placement, except for (A) stock options approved by the Company's Board of Directors (the "Board") and granted to officers, directors, employees and consultants of the Company, (B) equity securities issued to vendors or strategic partners in connection with the provision of services to the Company approved by the Board, (C) the incurrence of short-term debt in an aggregate amount not to exceed $50,000 which is approved by the Board and expressly subordinate to the Loan; provided that in the case of (A) and (B) the aggregate amount of securities issued or issuable thereunder does not exceed five percent of the sum of (x) the current shares of


Chapeau, Inc.
August 20, 2002
Page 6


Common Stock outstanding on the date of this Agreement and (y) the outstanding options, rights and warrants described in Item B of the Schedule of Exceptions; (ii) place, agree to place or allow to be placed any lien, charge or other encumbrance against any of its assets; (iii) merge into, consolidate with or enter into any similar transaction with any other person; (iv) sell, transfer, convey or otherwise dispose of, or so agree to sell, transfer, convey or dispose of, all or any material portion of its assets; or (v) fail to perform its obligations under this Agreement and the other Transaction Documents.

    10. Affirmative Covenants. The Company covenants to and with Calim that, until the Note is paid in full and all other obligations of the Company to Calim under this Agreement, the Note and the Security Documents have been fully performed in accordance with their terms that the Company will (i) comply in all material respects with all applicable requirements of law;
(ii) provide Calim and its attorneys, accountants, consultants and contractors with access to all such corporate information regarding the Company, its business, assets and finances as Calim may reasonably require to (A) protect its interest hereunder and under the other Transaction Documents and (B) perform the services contemplated by Section 4 above with respect to the Placement ; (iii) make all filings with the Commission under the 1934 Act as and when required under the 1934 Act or under the regulations promulgated thereunder; (iv) provide Calim with contemporaneous notice of all notices sent to the Company's holders and copies of all notices and filings made with the Commission and with any other federal or state agencies of appropriate jurisdiction; and (v) provide Calim with reasonable prior notice of any meetings of, or actions contemplated by, the Company's Board of Directors.

    11. Certain Special Agreements. In addition to its other covenants and agreements contained in this Agreement and the other Transaction Agreements, the Company hereby agrees that, unless the prior written consent of Calim is given, which consent may be withheld or given in its sole discretion (i) no amount of the Loan shall be used by the Company to pay any indebtedness of the Company; (ii) on or prior to the Maturity Date, all outstanding convertible securities of the Company, a true and complete list of which is provided on Exhibit 11(ii) to this Agreement, shall either (A) be converted into shares of Common Stock at a price per share at not less than $0.25 or (B) have the respective maturity dates thereof extended on terms and conditions reasonably acceptable to Calim; and (iii) the Company shall cause those certain management employees and members of the Board of Directors of the Company described on Exhibit 11(iii) to this Agreement (the "Management") to defer their existing levels of compensation, as listed opposite their respective names on
Exhibit 11(iii), to the Maturity Date; provided that in the event that, prior to the Maturity Date (A) the Company records two successive months of Positive Cash Flow (as hereinafter defined) and (B) the Company has demonstrated to the satisfaction of Calim that it possesses an amount, and has irrevocably escrowed for payment to Calim of such amount, sufficient to pay the Loan in full on the Maturity Date, then the compensation of the Management shall be restored to the original levels


Chapeau, Inc.
August 20, 2002
Page 7



specified on Exhibit 11(iii) and the Company shall, to the extent resources are reasonably available therefor, pay in full all deferred compensation to the Management on a schedule mutually acceptable to the Company, the Management and Calim. For purposes of this Agreement, "Positive Cash Flow" shall mean, for any month, cash receipts less (x) cash disbursements and (y) the amount of the Management compensation deferred for the month.

    12. Defaults. It shall be an event of default (each, an "Event of Default") hereunder if (i) the Company fails to make any payment of principal of or interest on the Note as and when due and, other than with respect to required payments on the Maturity Date, the continuation thereof for a period of five days; (ii) any representation or warranty of the Company made herein or in any other Transaction Document proves to have been untrue or misleading in any material respect when made; (iii) the Company fails to perform any of its obligations contained in this Agreement or in any other Transaction Document and the continuation thereof for a period of 30 days without cure; provided that if any such event is not reasonably subject to cure within 30 days, then such 30-day period shall not be applicable;
(iv) the Company is in default under the terms of any other Transaction Document and, other than with respect to a default in the payment of money, the continuation thereof for a period of 30 days without cure; provided that if any such event is not reasonably subject to cure within 30 days, then such 30-day period shall not be applicable; (v) the Company shall have failed to perform any terms, conditions, covenants or warranties of any other material agreements, notes, security agreements, guaranties or other documents or obligations between it and any other person, and such failure shall continue beyond any applicable grace or cure period and the other party thereto has not waived, deferred or otherwise forgiven the applicable breach; (vi) the Company shall (A) commence any case, proceeding or other action relating to it in bankruptcy or seek reorganization, liquidation, dissolution, winding-up, arrangement, composition, readjustment of debt or other similar act or law of any jurisdiction, domestic or foreign, now or hereafter existing, (B) apply for a receiver, custodian or trustee of it or for all or a substantial part of its property (C) or make an assignment for the benefit of creditors; or (vii) any case, proceeding or other action against the Company shall be commenced in bankruptcy or shall seek reorganization, liquidation, dissolution, winding-up, arrangement, composition or readjustment of its debts, or any other relief, under any bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement, composition, readjustment of debt or other similar act or law of any jurisdiction, domestic or foreign, now or hereafter existing; or a receiver, custodian or trustee of the Company or for all or a substantial part of its property shall be appointed; or a warrant of attachment, execution or distraint, or similar process, shall be issued against any substantial part of the property of the Company; and in each such case such condition shall continue for a period of 30 days undismissed, undischarged or unbonded.

    13. Remedies. Upon the occurrence of any Event of Default, Calim shall have the right to exercise or take any one or more of the following remedies or actions:


Chapeau, Inc.
August 20, 2002
Page 8



    (a) Declare the Loan (with accrued interest thereon) and all other amounts owing under this Agreement, the Note and any other Security Document to be due and payable forthwith, whereupon the same shall immediately become due and payable, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration, or other notice of any kind, all of which are hereby expressly waived, except as otherwise expressly provided herein;

    (b) Pursue all remedies as may be available under the terms of any Security Document, or as may otherwise be provided under the Uniform Commercial Code, including without limitation foreclosure of the liens, mortgages and security interests created under the Security Documents;

    (c) By suit for damages or injunction, or other suit, action or proceeding at law or in equity, enforce all rights of Calim under this Agreement and the other Transaction Documents, including without limitation foreclosure, sale and repossession rights under the terms of any applicable Security Document;

    (d) By action or suit in equity, enjoin any acts or things that may be unlawful or in violation of the rights of Calim; and

    (e) In addition, pursue any and all remedies or rights provided by law or at equity.

    14. Non-Exclusive Remedies. No remedy provided for herein or in any other Transaction Document is intended to be exclusive of any other remedy, except to the extent otherwise expressly provided, and each and every such remedy shall be cumulative. No failure to exercise and no delay in exercising, on the part of Calim, any right, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any other right, power or privilege. The rights and remedies provided herein and in the Security Documents are cumulative and not exclusive of any rights or remedies provided by law.

    15. Amendments. No amendment, supplement, waiver or modification to this Agreement or any other Transaction Document shall be effective unless it is in writing and signed by the Company and Calim.

    16. Notices. All notices, requests and demands to or upon the respective parties hereto shall be effective and shall be deemed to have been duly given or made, unless otherwise expressly provided herein, when deposited in the mail, postage prepaid, or when made by hand delivery or recognized commercial overnight delivery ser vice and addressed:



Chapeau, Inc.
August 20, 2002
Page 9




If to the Company:                 Chapeau, Inc.
                                   10 Greg Street
                                   Sparks, Nevada 89431

with a copy to:                    T. Hale Boggs, Esq.
                                   Manatt, Phelps & Phillips, LLP
                                   1001 Page Mill Road, Building 2
                                   Palo Alto, California 94304

If to Calim:                       Calim Private Equity, LLC
                                   P. O. Box 2720
                                   Aspen, Colorado 81612
                                   Attention: Patrick Imeson

with a copy to:                    Mark E. Mendel, Esq.
                                   Mendel - Blumenfeld, LLP
                                   5809 Acacia Circle
                                   El Paso, Texas 79912

Addresses to which notices shall be sent may be changed by providing each party with notice of the change in address in the method provided above.

    17. Survival of Representation and Warranties. All representations and warranties made by the Company in this Agreement and in any other Transaction Document or certificate or statement delivered pursuant hereto or in connection with the Loan or the other transactions contemplated hereby shall survive the execution and delivery of this Agreement, the Closing and the delivery of the Note and the Security Documents.

    18. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Company may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of Calim, and any such attempted assignment or transfer shall be void and of no force and effect.

    19. Counterparts. This Agreement may be executed by the parties on any number of separate counterparts; and all of the counterparts taken together shall be deemed to constitute one and the same instrument. Additionally, a facsimile counterpart of this Agreement shall have the same effect as an originally executed counterpart.


Chapeau, Inc.
August 20, 2002
Page 10


    20. Governing Law. This Agreement, and the rights and obligations of the parties under this Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of Delaware (without reference to the choice of law provisions of state law) except with respect to matters of law concerning the internal corporate affairs of any corporate entity which is a party to or the subject of this Agreement, and as to those matters the law of the jurisdiction under which the respective entity derives its powers shall govern.

    21. Severability. If any section, clause or provision of this Agreement is ruled invalid or unenforceable by a court of competent jurisdiction, the invalidity or unenforceability thereof shall not affect any of the remaining sections, clauses or provisions hereof or thereof, and this Agreement shall continue in full force and effect as if such invalid or unenforceable provision had not been contained therein.

    22. Payment of Fees and Expenses. The Company agrees to pay Calim a placement fee equal to $50,000 simultaneously with the Closing; provided that at its election, the Company may defer payment of $37,500 of such fee until the first to occur of (i) Positive Cash Flow or (ii) October 31, 2002. Further, in the event the Closing occurs, the Company agrees to pay all of Calim's reasonable legal and other fees incurred in connection with the negotiation, execution and delivery and performance of this Agreement and the other Transaction Documents, which the Company hereby authorizes Calim to include within and deduct from the amount of any one or more Requests made hereunder.

    23. Entire Agreement. This Agreement, the Note, the Security Agreement, the Option Agreement, the Advisory Agreement and the other Transaction Documents constitute the entire agreement of the parties with respect to the subject matter hereof and thereof, and supercede, merge or render void any and all prior agreements or understandings between the parties, oral or written, with respect to the subject matter hereof and thereof.





           [Remainder of Page Intentionally Left Blank]








Chapeau, Inc.
August 20, 2002
Page 11


           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of August 14, 2002.


                              CHAPEAU, INC.



                              By: /s/ Guy A. Archbold
                                  -------------------------
                                      Authorized Officer



                              CALIM PRIVATE EQUITY, LLC



                              By: /s/ Patrick Imeson
                                  -------------------------
                                     Managing Director

                                EXHIBIT 1

                               Form of Note

                              PROMISSORY NOTE


Aspen, Colorado               August 14, 2002                   $500,000.00


    For value received, on or before February 1, 2003 the undersigned (the "Borrower") promises to pay to the order of Calim Private Equity, LLC, a Delaware limited liability company (the "Payee"), at its office in Aspen, Colorado, the sum of FIVE HUNDRED THOUSAND AND NO/100 ($500,000.00), or so much thereof as shall be advanced, in legal tender money of the United States, with interest thereon from the date of advance until default or maturity at a per annum rate equal to 12 percent. Interest shall be computed on the basis of a year of 360 days, consisting of 12 months of 30 days each, but to the extent such computation of interest might cause the rate of interest borne by this Note to exceed the Maximum Rate (as hereinafter defined), such interest shall be computed on the basis of a 365 day or 366 day year, as the case may be.

    All past due principal and interest on this Note shall bear interest after maturity (whether by acceleration or otherwise) until paid at an interest rate per annum which, from day to day, shall be equal to the lesser of (i) the Maximum Rate or (ii) the rate of 18 percent per annum.

    Accrued interest on this Note shall be payable quarterly, commencing on November 1, 2002, with the next payment on February 1, 2003 when, together with all principal hereon, all remaining accrued and unpaid interest hereon shall be due at maturity. The Borrower may prepay all or any part of this Note at anytime without penalty with five days prior written notice to the Payee.

    THIS LOAN IS PAYABLE IN FULL AT MATURITY. THE BORROWER MUST REPAY THE ENTIRE PRINCIPAL BALANCE OF THE LOAN AND UNPAID INTEREST THEN DUE. THE PAYEE IS UNDER NO OBLIGATION TO REFINANCE THE LOAN AT THAT TIME. THE BORROWER WILL, THEREFORE, BE REQUIRED TO MAKE PAYMENT OUT OF OTHER ASSETS THAT THE BORROWER MAY OWN, OR THE BORROWER WILL HAVE TO FIND ANOTHER LENDER, WHICH MAY BE, IF BOTH PARTIES SO AGREE AT SUCH TIME, THE PAYEE, WILLING TO LEND THE BORROWER THE MONEY. IF THE BORROWER REFINANCES THIS LOAN AT MATURITY, THE BORROWER MAY HAVE TO PAY SOME OR ALL OF THE CLOSING COSTS NORMALLY ASSOCIATED WITH A NEW LOAN EVEN IF THE BORROWER OBTAINS REFINANCING FROM THE PAYEE.

    It is understood and agreed that failure to pay any amount on this Note when due shall at the election of the Payee mature without notice, demand or presentment, the entire principal balance of this Note then unpaid. If the Payee requires the services of an attorney to enforce the payment of this Note, or if this Note is collected through any law suit, probate, bankruptcy or other judicial proceeding, the Borrower agrees to pay the Payee all court costs, reasonable attorney's fees and expenses, and other collection costs incurred by the Payee.

    The extension of time of payment of any amount due hereon, or this entire Note, at any time or times shall not operate to release the security for this obligation or any person liable hereon in any manner. All makers, signers, guarantors, sureties and endorsers severally waive (to the extent permitted by law) diligence, demand, notice, presentment, notice of intention to accelerate, notice of acceleration, protest and notice of dishonor. Failure of the Payee to exercise any right given to it hereunder shall not be deemed laches or a waiver thereof, but any such right shall be exercised by the Payee at any time after default by any person hereon and against any security or person liable hereon.

    The Borrower and the Payee intend to conform strictly to the applicable federal or state usury laws now or hereafter in force with respect to this Note. To such end (i) the aggregate of all interest and other charges constituting interest under such applicable usury laws and contracted for, chargeable or receivable under all documents and instruments now or hereafter executed in connection with this Note shall never exceed the maximum amount of interest, nor produce a rate in excess of the maximum contract rate of interest that the Payee is authorized to charge the Borrower under such applicable usury laws (the "Maximum Rate"); (ii) if any excess interest is provided for, it shall be deemed a mistake, and the excess shall, at the option of the Payee, either be refunded to the Borrower or credited on the unpaid principal balance of this Note, and this Note shall be automatically reformed to permit for only the collection of interest computed at the Maximum Rate; (iii) in determining the maximum amount of interest that the Payee may charge to the Borrower, all interest shall be amortized, prorated, allocated and spread over the entire term of this Note to the full extent permitted by applicable federal or state law; and (iv) in the event that this Note is prepaid or the maturity is accelerated, unearned interest shall be cancelled and, if theretofore paid, shall at the option of the Payee, either be refunded to the Borrower or credited on the unpaid balance of this Note.

    This is the Note referred to in, and is entitled to the rights and benefits of, a Security Agreement and Letter Loan Agreement each dated as of the date hereof between the Borrower and the Payee, and is entitled to the benefits and terms thereof, each of which are incorporated herein by this reference.

    This Note shall be governed by and construed in accordance with the applicable laws of the State of Delaware and the laws of the United States of America applicable to transactions in the State of Delaware.


                                   CHAPEAU, INC.


                                   By: /s/ Guy A. Archbold
                                      -----------------------
                                      Authorized Officer

                            EXHIBIT 2


                         Form of Request

                        BORROWING REQUEST

     CHAPEAU, INC. a Utah corporation (the "Company"), hereby makes this request for a borrowing (the "Request") to Calim Private Equity, LLC, a Delaware limited liability company ("Calim"), pursuant to the terms and provisions of a Letter Loan Agreement between the Company and Calim dated August 14, 2002 (the "Agreement").

     1. Definitions. Unless otherwise defined or the context otherwise requires, capitalized terms used in this Request shall have the meanings assigned them in the Agreement.

     2. Amount. The Company hereby requests an advance on the Loan (the "Advance") by Calim pursuant to the Agreement in the amount of $______________. The Company requests the Advance by made on or before __________________ (which date is no sooner than five days from the date of this Request), by transmission of immediately available funds by wire to the Company's account in accordance with othe wiring instructions attached to this Request OR o the wiring instructions last furnished by the Company to Calim.

  3. Purposes. The purposes for which the Advance is being requested are:__________________________________________________

________________________________________________________________

________________________________________________________________

________________________________________________________________

________________________________________________________________


  4. Budget. Attached to this Request is a budget for the month to which this Request pertains, providing in reasonable detail the Company's expected uses of funds advanced pursuant to this Request and other applicable financial projections for such month.

  5. Representations. The Company represents and warrants to Calim that (i) the Company is in conformity with the terms and provisions of each of the Transaction Documents and no Event of Default or event which, with the passage of time or the provision of notice or both, would constitute an Event of Default, has occurred and is continuing, and (ii) the representations and warranties of the Company contained in the Transaction Documents are true and correct in all material respects as of the date of this Request.

DATED:________, 2002

                                CHAPEAU, INC.

                                By:____________________________
                                        Authorized Officer

                            EXHIBIT 3


                       Security Agreement

                         SECURITY AGREEMENT


    THIS SECURITY AGREEMENT is made and entered into as of August 14, 2002, by and between CHAPEAU, INC., a Utah corporation
(the "Debtor"), and CALIM PRIVATE EQUITY, LLC, a Delaware limited liability company (the "Secured Party").

                                 RECITALS

    WHEREAS, the Secured Party and the Debtor have entered into a letter loan agreement dated as of the date hereof (the "Loan Agreement"), pursuant to which the Secured Party may make a loan to the Debtor in an amount not to exceed $500,000 (the "Loan"); and

    WHEREAS, as a condition to making the Loan, the Secured Party has required that the Debtor grant it a lien and security interest in and to all of the Debtor's properties and assets (as hereinafter more particularly defined, the "Collateral") on the terms provided herein,

    NOW, THEREFORE, in consideration of the foregoing and the mutual terms and provisions contained herein, the parties hereto agree as follows:

    1. Defined Terms. All terms used herein which are defined in Article 1 or Article 9 of the UCC shall have the meanings assigned them therein unless otherwise defined in this Agreement. All references to the plural herein shall also mean the singular and to the singular shall also mean the plural. All references to any Person shall include its successors and assigns. Unless otherwise specified, the words "hereof," "herein," "hereunder," "this Agreement" and words of similar import shall refer to this Agreement as a whole and not any particular provision of this Agreement and as this Agreement now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced. Any accounting term used herein, unless otherwise defined in this Agreement, shall have the meaning customarily given to such term in accordance with GAAP. For purposes of this Agreement, unless otherwise defined or the context otherwise requires, capitalized terms used herein shall have the meanings assigned them in the Loan Agreement or the respective meanings given to them below:

    "Collateral" means those properties and assets of the Debtor securing the repayment of the Obligations, as more particularly described in Section 2 below.

    "Event of Default" means any of the events described in
Section 8 below.

    "GAAP" means generally accepted accounting principles in the United States, consistently applied.

    "Obligations" means any and all obligations, liabilities and indebtedness of every kind, nature and description owing by the Debtor to the Secured Party, including (i) principal, interest, charges, fees, costs and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, whether arising under the Note, the Loan Agreement, this Agreement or otherwise, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of the Note, the Loan Agreement or this Agreement or after the commencement of any case with respect to the Debtor under the United States Bankruptcy Code or any similar statute (including without limitation the payment of interest and other amounts which would accrue and become due but for the commencement of such case), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, and however acquired by the Secured Party, and (ii) the strict performance and observance of each and every provision of the Loan Agreement, this Agreement and each of the other Transaction Documents.

    "Obligor" means any other guarantor, endorser, acceptor, surety or other person liable on or with respect to the Obligations or who is the owner of any property which is security for the Obligations, other than the Debtor.

    "Person" means any individual, sole proprietorship, partnership, corporation, business trust, unincorporated association, joint stock corporation, trust, joint venture or other entity or any government or any agency or instrumentality or political subdivision thereof.

    "Records" means all of the Debtor's present and future books of account of every kind or nature, purchase and sale agreements, invoices, ledger cards, bills of lading and other shipping evidence, statements, correspondence, memoranda, credit files and other data relating to the Collateral or any account debtor, together with the tapes, disks, diskettes and other data and software storage media and devices, file cabinets or containers in or on which the foregoing are stored, including without limitation any rights of the Debtor with respect to the foregoing maintained with or by any other Person.

    "State" means the State of Delaware.

    "UCC" means the Uniform Commercial Code of the State, as amended, or, as applicable, the Uniform Commercial Code of any other state in which Collateral is located or pursuant to the laws of which is subject.

    2. Grant of Security Interest. To secure payment and performance of all Obligations, the Debtor hereby grants to the Secured Party a continuing security interest in, a lien upon, and a right of set off against, and hereby assigns to the Secured Party as security, all of the Debtor's assets, both tangible and intangible, including without limitation the Records, all accounts receivable, accounts, chattel paper, documents, choses in action, instruments, promissory notes, general intangibles, inventories, goods-in-process, goods-in-transit, equipment, furniture, furnishings, patent registrations, trade names and fixtures, and any other property of the Debtor whatsoever, whether now owned or hereafter acquired or existing, and wherever located (collectively, the "Collateral"), and all products and proceeds of the foregoing, in any form, whether from sale, disposition or otherwise, including without limitation insurance proceeds and any claims against third parties for loss or damage to or destruction of any or all of the foregoing.

    3. Representations and Warranties. The Debtor represents and warrants unto the Secured Party, with respect to itself and the Collateral, as follows:


                                2



    (a) All of the Collateral is and shall be kept at the address specified for the Debtor in Section 16 of the Loan Agreement, which address is also the chief place of business and chief executive office of the Debtor and the office where the Debtor keeps and maintains the Records;

    (b) Except for the security interests created by this Agreement and the other Transaction Documents and except as described in the Schedule of Exceptions attached as Exhibit 8 to the Loan Agreement, the Debtor is the legal and beneficial owner of the Collateral free and clear of any lien, security interest, option or other charge or encumbrance whatsoever, and no other financing statement or similar document used to perfect and preserve a security interest under the laws of any jurisdiction (a "Financing Statement") covering all or any part of the Collateral is on file in any recording office, except such as may have been filed in favor of the Secured Party relating to this Agreement or, if applicable, for which fully executed and record able complete releases of which have been delivered to or at the direction of the Secured Party contemporaneously herewith;

    (c) The Debtor has exclusive possession and control of the Collateral;

    (d) This Agreement creates a valid and perfected security interest in the Collateral, securing the payment and performance of the Obligations, and all the Debtor will use its best efforts in cooperating with the Secured Party to ensure that all filings and other actions necessary or desirable to perfect and protect such security interest will be taken;

    (e) No consent of any other person or entity and no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required (i) for the grant by the Debtor of the security interest granted hereby or for the execution, delivery or performance of this Agreement or any other Transaction Document by the Debtor;
(ii) for the perfection or maintenance of the pledge, assignment and security interest created hereby (including the first priority nature of this pledge, assignment and security interest); or (iii) for the exercise by the Secured Party of the rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement or the other Transaction Documents; and

    (f) There are no conditions precedent to the effectiveness of this Agreement that have not been satisfied or waived by the Debtor.

    4. Other Assurances. In connection with the execution and delivery hereof:

    (a) The Debtor agrees that from time to time, at the expense of the Debtor, the Debtor will promptly execute and deliver all further instruments and documents, and take all further action, that may be reasonably necessary or reasonably desirable, or that the Secured Party may reasonably request, in order to perfect and protect the security interest granted or purported to be granted hereby or to enable the Secured Party to exercise and enforce its rights and remedies hereunder with respect to the Collateral. Without limiting the generality of the foregoing, upon request by the Secured Party, the Debtor will execute and file such Financing Statements or continuation statements, mortgages, assignments, proofs of interest, collateral assignments and amendments thereto, and such other instruments or notices, as may be reasonably necessary or reasonably desirable, or as the Secured Party may reasonably request, in order to perfect and preserve the pledge, assignment and security interest granted or purported to be granted hereby.


                                3

    (b) The Debtor hereby authorizes the Secured Party to file one or more Financing Statements or continuation statements, and amendments thereto, relating to all or any part of the Collateral without the signature of the Debtors where permitted by law. A photocopy or other reproduction of this Agreement or any Financing Statement covering the Collateral or any part thereof shall be sufficient as a Financing Statement where permitted by law.

    5. Requirements With Respect to Collateral. With respect to the Collateral, the Debtor hereby covenants and agrees that, until all Obligations have been fully satisfied:

    (a) Unless the Secured Party otherwise agrees in writing, the Debtor shall keep the Collateral at the place specified in
Section 3(a) above;

    (b) The Debtor shall pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims against the Collateral;

    (c) The Debtor will keep the Collateral in good order and repair and will not waste or destroy the Collateral or any part thereof;

    (d) The Debtor will not use the Collateral in violation of any statute or ordinance and the Secured Party will have the right to examine and inspect Collateral at any reasonable time.

    (e) Except for the sale of inventory and the collection of accounts in the ordinary course of business, the Debtor will not, without the prior written consent of the Secured Party, sell, contract to sell, lease, encumber or dispose of the Collateral or any interest therein; and

    (f) The Debtor shall, at its own expense, maintain insurance with respect to the Collateral in such amounts and against such risks as is customarily carried by companies engaged in similar businesses and shall cause the Secured Party to be named under such polices as an additional insured or loss payee;

    6. Secured Party May Perform. Upon the failure or refusal of the Debtor to perform any agreement or obligation contained herein as and when required, following the passage of a reasonable period of time (which shall, except to the extent otherwise expressly provided herein, in no event exceed ten days) after provision of notice from the Secured Party, the Secured Party may perform, or cause performance of, such agreement or obligation, and the reasonable expenses of the Secured Party incurred in connection therewith shall be payable by the Debtor pursuant to Section 10 below.

    7. Secured Party's Duties. The powers conferred on the Secured Party hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon the Secured Party to exercise any such powers. The Secured Party shall have no duty as to any of the Collateral, or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any of the Collateral. The Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral which may come into its possession if any such of the Collateral is accorded treatment substantially equal to that which the Secured Party accords its own property.


                                4


    8. Event of Default. It shall be an Event of Default hereunder if an "Event of Default," within the meaning of the Loan Agreement, occurs and is continuing.

    9. Remedies. If an Event of Default exists and is continuing, in addition to any other remedies that may be available at law or in equity:

    (a) The Secured Party may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein, in any of the other Loan Documents or otherwise available to the Secured Party, all the rights and remedies of a secured party on default under the UCC and also may (i) require the Debtor to, and the Debtor hereby agrees that the Debtor will at the Debtor's expense and upon request of the Secured Party forthwith, assemble all or part of the Collateral as directed by the Secured Party and make the Collateral available to the Secured Party at a place to be designated by the Secured Party which is reasonably convenient to both parties, and (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at the Secured Party's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Secured Party may deem commercially reasonable. The Debtor agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to the Debtor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Secured Party shall not be obligated to make any sale of the Collateral regardless whether a notice of sale has been given. The Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned;

    (b) The Secured Party may notify account debtors to pay any accounts owed to the Debtor to or at the direction of the Secured Party; and the Secured Party may notify any other parties to leases, contracts or other arrangements with the Debtor that constitute Collateral hereunder of the Secured Party's rights hereunder and therein;

    (c) All cash proceeds received by the Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Secured Party, be held by the Secured Party as collateral for, and/or then or at any time thereafter be applied (after payment of any amounts payable to the Secured Party pursuant to
Section 10 below) in whole or in part by the Secured Party in payment of the Obligations. Any surplus of such cash or cash proceeds held by the Secured Party and remaining after payment in full of all the Obligations shall be paid over to the Debtor or to whomsoever may be lawfully entitled to receive such surplus; and

    (d) All payments received by the Debtor under or in connection with any of the Collateral shall be received in trust for the benefit of the Secured Party, shall be segregated from other funds of the Debtor and shall be forthwith paid over to the Secured Party in the same form as so received.

     10.  Indemnity And Expenses.

    The Debtor agrees to indemnify the Secured Party from and against any and all claims, losses and liabilities (including reasonable attorneys' fees), and will upon demand pay to the Secured Party the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which the Secured Party may incur as a



                                5


result of the occurrence of a default by the Debtor in the payment or performance of the Obligations in connection with
(i) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral; (ii) the exercise or enforcement of any of the rights of the Secured Party hereunder; or (iii) the failure by the Debtor to perform or observe any of the provisions hereof or of any of the other Transaction Documents.

    11. Security Interest Absolute. The Debtor waives any right to require the Secured Party (i) to proceed against any other Person in respect of the Obligations rather than the Debtor; (ii) to proceed against or exhaust the Collateral or any other security or collateral granted by the Debtor; or (iii) to pursue any other remedy in the Secured Party's power whatsoever. All rights of the Secured Party and the pledge, assignment and security interest hereunder, and all obligations of the Debtor hereunder, shall be absolute and unconditional, irrespective of
(A) any lack of validity or enforceability of this Agreement or any other Transaction Document or any other agreement or instrument relating thereto; (B) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the terms and provisions of this Agreement or any other Transaction Document, including without limitation any increase in the Obligations resulting from the extension of additional credit to the Debtor in respect of the Obligations, or otherwise; (C) any taking, exchange, release or non-perfection of any other collateral, for all or any part of the Obligations; (D) any manner of application of the Collateral, or proceeds thereof, to all or any of the Obligations, or any manner of sale or other disposition of any of the Collateral for all or any of the Obligations or any other assets of the Debtor or any Obligor in respect of the Obligations; (E) any change, restructuring or termination of the corporate structure or existence of any Obligor in respect of the Obligations; or
(F) any other circumstance which might otherwise constitute a defense available to, or a discharge of, any Obligor in respect of the Obligations.

    12. Amendments, Consents And Waivers. No amendment to this Agreement shall be valid or enforceable unless made in writing signed by each party hereto, and no waiver of any provision of this Agreement, and no consent to any departure by the Debtor herefrom, shall be effective unless given or made in writing and signed by the Secured Party; and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

    13. Notices. Any notice, request or other communication required or permitted to be given hereunder shall be given in the manner provided for in Section 16 of the Loan Agreement.

    14.  Continuing Security Interest.   This Agreement shall
create a continuing security interest covering the Collateral and shall (i) remain in full force and effect until the payment in full of the Obligations and all other amounts payable under this Agreement or under any other Security Document; (ii) be binding upon the Debtor, its successors and assigns; and (iii) inure to the benefit of, and be enforceable by the Secured Party and its respective successors, transferees and assigns. Upon the later of the payment in full of the Obligations and all other amounts payable under this Agreement, the Note, the Loan Agreement and the other Security Documents, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to the Debtor. Upon any such termination, the Secured Party, at the Debtor's expense, shall execute and deliver to the Debtor such documents as the Debtor shall reasonably request to evidence such termination.


                                6


    15. Governing Law; Terms. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, except to the extent that the validity or perfection of the security interest hereunder, or remedies hereunder, in respect of any particular Collateral are required to or may at the election of the Secured Party, be governed by the laws of a jurisdiction other than the State of Delaware.

    16. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

    EXECUTED as of August 14, 2002.


                                CHAPEAU, INC.



                                By: /s/ Guy A. Archbold
                                   ----------------------------
                                        Authorized Officer




                                CALIM PRIVATE EQUITY, LLC



                                By: /s/ Patrick Imeson
                                   ----------------------------
                                        Managing Director

                            EXHIBIT 4


                       Terms of Placement



     1. Securities. Five year convertible, interest bearing bonds.

     2.   Maximum Amount. $1,500,000.

     3. Authorized Denominations. Each bond shall be in denominations of $1,000, and each such denomination shall constitute one "bond" for purposes of conversion.

     4. Interest. Interest shall accrue at the rate of ten percent per annum and be payable semiannually, commencing with the first day of the fifth month following the consummation of the Placement.

     5. Optional Redemption. Bonds not redeemable at the option of the Company for two years following consummation of the Placement.

     6. Conversion. Each bond will be convertible, in whole or in part at the option of the holder, into 2,000 units, each unit comprised of (i) one share of Common Stock and (ii) one warrant to purchase a share of Common Stock at $1.00 per share, with each warrant to expire two years from the date of issue.

     7. Conversion Reset. The conversion price of the bonds will be subject to annual reset to provide for a 20 percent per annum increase in benefit to the holders.

     8. Registration Rights. Common Stock received upon conversion and exercise of warrants to have registration rights pursuant to a customary registration rights agreement.

     9. Anti-Dilution. The conversion price and warrant exercise price will be subject to customary anti-dilution provisions.

     10. Failure to Agree. In the event that the Company does not agree to the terms and provisions of the documents and instruments governing the Placement, other than to the extent such terms are provided in this Exhibit 4, and provided that such failure to agree is reasonable under the circumstances, then the Company shall be free to seek alternative financing with third parties on such terms as it may determine; provided further that in such event the Company shall continue to observe its obligations hereunder and under the Advisory Agreement.

                                EXHIBIT 5

                              Terms of Bonds



     1. Securities. Five year convertible, interest bearing bonds.

     2.   Maximum Amount. $500,000.

     3. Authorized Denominations. Each bond shall be in denominations of $1,000, and each such denomination shall constitute one "bond" for purposes of conversion.

     4. Interest. Interest shall accrue at the rate of 12 percent per annum and be payable semiannually, commencing with the first day of the fifth month following conversion.

     5. Optional Redemption. Bonds not redeemable at the option of the Company for two years following conversion.

     6. Conversion. Each bond will be convertible, in whole or in part at the option of the holder, into 6,667 units, each unit comprised of (i) one share of Common Stock and (ii) one warrant to purchase a share of Common Stock at $0.25 per share, with each warrant to expire two years from the date of issue.

     7. Conversion Reset. The conversion price of the bonds will be subject to annual reset to provide for a 20 percent per annum increase in benefit to the holders.

     8. Registration Rights. Common Stock received upon conversion and exercise of warrants to have registration rights pursuant to a customary registration rights agreement.

     9. Anti-Dilution. The conversion price and warrant exercise price will be subject to customary anti-dilution provision.

                            EXHIBIT 6


                        Option Agreement

                      STOCK OPTION AGREEMENT


                          by and between

                          CHAPEAU, INC.


                               and

                    Calim Private Equity, LLC
















                   Dated as of August 14, 2002

                      STOCK OPTION AGREEMENT

   THIS STOCK OPTION AGREEMENT (this "Agreement") is made and entered into as of August 14, 2002 by and between CHAPEAU, INC., a Utah corporation (the "Company"), and CALIM PRIVATE EQUITY, LLC, a
Delaware limited liability company (the "Optionee").

                             RECITALS

   WHEREAS, the Optionee and the Company have entered into a Letter Loan Agreement dated as of the date hereof (the "Loan Agreement"), pursuant to which the Optionee has agreed to make the Company a loan on the terms and conditions described therein; and

   WHEREAS, as a condition of its agreement to enter into the Loan Agreement the Optionee has required the Company to issue to it stock options on the basis specified herein; and

   WHEREAS, the Company and the Optionee each desire to agree upon the following terms and conditions for the grant to the Optionee of an option to acquire an amount of the Company's Common Stock, par value US $0.001 each (the "Common Stock"),

   NOW, THEREFORE, in consideration of the foregoing and the mutual terms and provisions contained herein, the parties hereto agree as follows:

   1.  Definitions.

   Unless otherwise defined or the context otherwise requires, capitalized terms used in this Agreement shall have the meanings assigned them in the Loan Agreement.

   2.  Grant of Option.

   The Company hereby grants to the Optionee, on the terms and conditions hereinafter provided, (the "Option") to purchase up to 1,000,000 shares (each a "Share") of Common Stock (the "Option Stock"), subject to adjustment pursuant to Section 13 below.

   3.  Purchase Price.

   The purchase price for the Option Stock is US $0.10 per Share, subject to adjustment pursuant to Section 13 below (the "Exercise Price"), which the Board of Directors of the Company (the "Board") has determined is a fair price for the Option Stock on the date hereof, taking into account all circumstances, including without limitation the Optionee's agreement to make the Loan on the conditions specified in the Loan Agreement.

   4.  Option Term.

   The Option shall be exercisable at any time during the period commencing on the date of this Agreement and ending on the day immediately preceding the fifth anniversary date of this Agreement

(the "Option Period").  Following the end of the Option
Period, the Option will terminate without further act or deed, subject to earlier termination as provided in this Agreement.

   5.  Transferability.

   (a) This Agreement, and any rights hereunder, may not be assigned or transferred by the Optionee except as provided herein and in accordance with and subject to the provisions of the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "1933 Act"). Any purported assignment or transfer made other than in accordance with this Section 5 shall be null and void and of no force and effect.

   (b) An assignment or transfer of this Agreement, and any rights hereunder (each a "Transfer") may be made only upon receipt by the Company of (i) notice of the proposed Transfer and
(ii) if reasonably requested by the Company, an opinion of counsel reasonably satisfactory to the Company that (A) the transferee is a person to whom this Agreement may be Transferred without registration under the Act and (B) such Transfer will not violate any applicable law or governmental rule or regulation, including without limitation the Act and any other applicable federal or state securities law.

   (c) Any Transfer permitted hereunder shall be made by surrender of this Agreement to the Company at its principal office with an assignment form duly executed and funds sufficient to pay any applicable transfer tax. In such event the Company shall, without charge, execute and deliver a new Agreement in the name of the transferee named in such assignment in the amount so Transferred, and this Agreement shall be promptly canceled; provided that in the event that the Optionee shall Transfer this Agreement and the Option in part, a new Agreement evidencing the portion of the Option remaining and not so Transferred shall be issued in the name of the Optionee.

   6.  Exercise of Option.

   (a) The Option shall be exercisable, in whole or in part, by surrender of this Agreement to the Company at its principal office, together with written notice, delivered in person or by certified mail to the Secretary of the Company, which shall:

   (I) state the election to exercise the Option, the number of Shares in respect of which it is being exercised and the address and tax identification number of the Optionee; and

   (ii) be signed by the Optionee, or if the Option is being exercised by any person or persons other than the Optionee in compliance with Section 5 above, be signed by the permitted transferee.

   (b) The Optionee shall, together with the notice required by
(a) above, tender, in cash or by certified or bank cashier's check, payment in full to the Company at its office of the amount of the Exercise Price for the number of Shares with respect to which the Option is then being exercised.


                                2



   (c) The Company shall cause Shares to be delivered to or at the direction of the Optionee as soon as practicable following payment by the Optionee.

   (d) In the event that the Optionee shall exercise the Option in part, a new Agreement evidencing the portion of the Option remaining and not so exercised shall be issued in the name of the Optionee.

   7.  Optionee's Rights as Shareholder.

   The Optionee shall have no rights as a shareholder with respect to any Option Stock until the date of the exercise of the Option and the delivery of the Shares.

   8.  Acquisition for Own Account.

   The Optionee hereby represents and warrants to the Company that the Option Stock to be issued and delivered to the Optionee pursuant to this Agreement shall be acquired by the Optionee for investment for the Optionee's own account and not with a view to, or for, sale or other distribution thereof, and that the Optionee has no present intention to sell or otherwise distribute any Option Stock to be issued or delivered to the Optionee pursuant to this Agreement, except in a manner which will not violate the provisions of any applicable federal or state securities laws, rules or regulations.

   9.  Benefits of Agreement.

   This Agreement shall inure to the benefit of and be binding upon each successor of the Company. All obligations imposed upon the Optionee and all rights granted to or for the benefit of the Company under this Agreement shall be binding upon the Optionee's successors and permitted assigns.

   10.  Company's Obligations.

   The Company shall (i) at all times during the term of the Option maintain or otherwise reserve and keep available, or cause the Company to so reserve and keep available, such number of Shares as will be sufficient to satisfy the requirements of this Agreement; (ii) pay all original issue and transfer taxes with respect to the issue and transfer to the Optionee of Option Stock pursuant to the Option and all other fees and expenses necessarily incurred by the Company in connection therewith; and
(iii) from time to time use its best efforts to comply with all laws and regulations which, in the opinion of counsel for the Company, shall be applicable thereto.

   11.  Extension and Renewal of Options.

   The Board may extend or renew the Option beyond the Option
Period as specified in this Agreement, or accept the surrender of the Option (to the extent not theretofore exercised).


                                3


   12.  No Obligation to Exercise Options.

   The granting of the Option shall impose no obligation upon the Optionee to exercise the Option.

   13.  Adjustments to Shares.

   (a) If outstanding shares of Common Stock shall be subdivided into a greater number of shares or a dividend in Common Stock shall be paid in respect of Common Stock, the Exercise Price in effect immediately prior to such subdivision or at the record date of such dividend shall simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend be proportionately reduced. If outstanding shares of Common Stock shall be combined into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall, simultaneously with the effectiveness of such combination, be proportionately increased. When any adjustment is required to be made in the Exercise Price, the number of shares of Common Stock purchasable upon the exercise of the Option shall be changed to the number determined by dividing (i) an amount equal to the number of shares issuable upon the exercise of the Option immediately prior to such adjustment, multiplied by the Exercise Price in effect immediately prior to such adjustment, by (ii) the Exercise Price in effect immediately after such adjustment.

   (b) When any adjustment is required to be made in the number of shares of Common Stock purchasable hereunder or the Exercise Price pursuant to this Section 13, the Company shall promptly provide the Optionee with a certificate setting forth (i) a brief statement of the facts requiring such adjustment; (ii) the Exercise Price after such adjustment; and (iii) the kind and amount of stock or other securities or property into which the Option shall be exercisable after such adjustment.

   (c) The Company shall not, by amendment of its Articles of Incorporation or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms or provisions of this Agreement, but shall at all times in good faith assist in carrying out all the provisions of this Section 13 and in taking all such actions as may be necessary or appropriate to protect the Optionee's rights under this Section 13 against impairment.

   14.  Loss, Theft, Destruction or Mutilation.

   Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement and, in the case of less, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Agreement if mutilated, the Company will make and deliver a new Agreement identical in tenor and date in lieu of this Agreement.


                                4


   15.  Construction.

   This Agreement shall be construed in accordance with, and shall be governed by, the laws of the State of Delaware, except to the extent that the laws of the State of Utah might govern the corporate affairs of the Company.

   16.  Waiver.

   No waiver by any party hereto of any breach of any covenant, condition or agreement hereof on the part of the parties hereto to be kept and performed shall be considered to constitute a waiver of any other covenant, condition or provision, or of any subsequent breach thereof.

   17.  Severability.

   In the event any court of competent jurisdiction shall declare any portion of this Agreement to be invalid, the remainder of this Agreement shall not be invalidated thereby, but shall remain in full force and effect.

   18.  Notices.

   Unless otherwise provided in this Agreement, no notice, consent, approval waiver or other communication which may be or is required or permitted to be given under this Agreement shall be effective unless given in accordance with Section 16 of the Loan Agreement.

   19.  Gender and Number.

   Whenever the context thereof requires, references in this Agreement to the singular number shall include the plural and vice versa, and words denoting gender shall be construed to include the masculine, feminine and neuter.

   20.  Amendment.

   All subsequent changes and modifications to this Agreement, to be valid, shall be by written instrument executed by the Company and the Optionee, except as otherwise specifically set forth herein.




           [Remainder of Page Intentionally Left Blank]




                                5


      IN WITNESS WHEREOF, the Company and the Optionee have caused this Agreement to be executed as of the day and year first above written.


                               CHAPEAU, INC.


                               By: /s/ Guy A. Archbold
                                  ---------------------------
                                      Authorized Officer




                               CALIM PRIVATE EQUITY, LLC


                               By: /s/ Patrick Imeson
                                  ---------------------------
                                       Managing Director





                                6


                            EXHIBIT 8


                      Schedule of Exceptions

                      SCHEDULE OF EXCEPTIONS

     In connection with that certain Loan Agreement dated as of August 14, 2002 (the "Loan Agreement") by and between Chapeau, Inc., a Utah corporation (the "Company") and Calim Private Equity, LLC ("Calim"), the Company hereby delivers this Schedule of Exceptions to the Company's representations and warranties given in the Loan Agreement. The section numbers in this Schedule correspond to the section numbers in the Loan Agreement;
provided, however, that any information disclosed herein under any section number shall be deemed to be disclosed and incorporated in any other section of the Loan Agreement where such disclosure clearly applies to such other section on its face. Capitalized terms used but not defined herein shall have the same meanings given them in the Loan Agreement.

Section 8(a).  No exceptions.

Section 8(b). The Company has issued convertible notes and stock options as follows:

1. The Company has issued secured convertible promissory notes (the "Notes") in an aggregate principal amount of approximately $830,000. The Notes convert, at the option of each holder, into Common Stock at a conversion price of $0.25 per share. In addition, each holder of a Note is entitled to receive additional shares of Common Stock pursuant to a Second Amendment and Forbearance Agreement (the "Second Amendment") to be entered into by the Company and each noteholder on or prior to the Closing Date. The maximum aggregate number of shares of Common Stock issuable to the holders of Notes pursuant to the Second Amendment is approximately 830,000 shares.

2. The Company has reserved 3 million shares for issuance upon exercise of stock options and there are currently options for 2.3 million shares of Common Stock outstanding.

Section 8(c). The holders of the Notes currently have a first priority perfected lien on substantially all of the Company's assets. The Company, Calim and each holder of a Note will enter into a subordination agreement prior to the Closing pursuant to which the lien granted to holders of the Notes will be subordinated to the lien granted to Calim in connection with the Loan issued under the Loan Agreement.

Section 8(d).  No exceptions.

Section 8(e). The Company has received a collection notice regarding its past due account with Hoffman Publications in the approximate amount of $10,707.

Section 8(f). Notes in the principal amount of $810,000 are currently due and payable in full. The Company is entering into a Second Amendment and Forbearance Agreement with each noteholder pursuant to which the maturity date of each Note will be extended to one day after the maturity date of the Calim Note, to be effective on or prior to the Closing.

Section 8(g). The Company has granted a security interest in all its assets to holders of the Notes. See Section 8(b) above.
This lien will be subordinated to the lien granted to Calim under


                                1


the Loan Agreement pursuant to the terms of a subordination agreement to be entered into by Calim and the holders of such Notes prior to the Closing.

Section 8(h). Upon execution of the Second Amendment and Forbearance Agreement, all principal and accrued interest under the Notes will be due and payable one day after the maturity date of the Calim Note. In the event that the Company is unable to repay the Notes on such date, the holders of such Notes may (subject to the provisions of any applicable subordination agreement) demand payment and enforce their security interest in the Company's assets. See Section 8(g) above.

Section 8(i).  No exceptions.

Section 8(j).  No exceptions.



                                2











                              EXHIBIT 11(ii)


                    Outstanding Convertible Securities



Holders of Convertible Notes        Original         Date of
                                    Principal          Note
                                    Amount of
                                      Note
 ------------------------------     ---------       ----------

James M. Barrett                    $  10,000         05/02/02


John/Donna Boyd                     $  50,000         12/17/01


Eagle Lake, Inc.                    $  50,000         09/10/01
                                    $  50,000         11/16/01


H. Robert Freiheit                  $ 100,000          6/10/01
                                    $  75,000         11/16/01

David Hauck                         $  80,000         06/10/01


Robert Henrichsen                   $  75,000        09/10/01
                                    $  75,000        11/16/01

Marcia M. Lloyd                     $  10,000        06/25/01


Thomas/Virginia Manz                $  75,000        11/16/01


Stephen Mazouat                     $  20,000        06/10/01


Robert Medearis                     $  50,000        03/  /02


Gordon/Helen Smith Foundation       $ 100,000        03/05/02


James W. Vatter                     $  10,000        05/03/02


TOTAL:                              $ 830,000

                               EXHIBIT 11(iii)


                           Management Compensation


Name                    Title                  Current       Deferral Amount
                                             Compensation
-----------------------------------------------------------------------------
Guy A. Archbold       Chief Executive          $175,000            30%
                    Officer and Director

Gerald H. Dorn        President, Chief         $150,000            30%
                     Operating Officer
                       and Director

Thomas J. Manz           Director                  (1)             30%

Robert Freiheit          Director                  (1)             30%

Robert W. Medearis       Director                  (1)             30%


(1) Each outside director is paid (i) a retainer fee of $1,000 per month,
(ii) an additional fee of $1,000 for each director meeting attended and
(iii) a fee of $500 for each Board committee meeting attended. The aggregate monthly fees payable to each outside director will be paid $1,000 in cash and the balance as a deferred stock payment. Currently, all compensation payable to outside directors is being deferred and accrued until the Company has sufficient cash resources.